  Exhibit 99.1
Contact: Laurie Spiegelberg
(208) 386-5255

Glass Lewis Recommends Washington Group International Stockholders Vote in Favor of Acquisition by URS Corporation

BOISE, Idaho (Oct. 17, 2007) - Washington Group International (NYSE: WNG) today announced that Glass Lewis, a leading independent proxy advisory firm, recommended that Washington Group stockholders vote in favor of the proposed acquisition of Washington Group by URS Corporation (NYSE: URS). Washington Group stockholders should vote promptly so that their votes can be counted at the company’s Oct. 30, 2007, Special Meeting of Stockholders.
In recommending that Washington Group stockholders vote to approve the transaction, Glass Lewis stated: “… the Company continued negotiating with URS for an extended period of time, resulting in an offer 17.6% higher than URS’ initial bid. Further, we see that the consideration represents an all-time historical high for the Company’s closing stock price prior to the announcement. Based on these factors and given the unanimous support of the board, we believe the proposed merger is in the best interests of shareholders.”*
“We are very pleased that Glass Lewis affirmed the unanimous recommendation of Washington Group’s Board of Directors,” said Stephen G. Hanks, president and chief executive officer of Washington Group. “Our Board of Directors continues to believe that the combination of Washington Group and URS represents a unique opportunity to create a single-source provider that can offer a full life cycle of planning, engineering, construction, environmental management, and operations and maintenance services. As a combined company, we would have expanded capabilities and be even better positioned to penetrate important high-growth sectors. In addition, our stockholders would have an approximately 32% equity interest in the combined company and thus have a significant share in the future growth of the combined company.”
Under the terms of the merger agreement, as announced on May 28, 2007, Washington Group stockholders will receive $43.80 in cash and 0.772 shares of URS common stock for each Washington Group share. Washington Group noted that due to the equity component of the merger consideration, the implied value for Washington Group stockholders has increased by approximately $12 per share, or 15%, since the announcement of the merger agreement.
Stockholders of record as of the close of business on September 21, 2007, will be entitled to vote on the proposed merger.
“Since approval of the merger agreement requires the affirmative vote of a majority of all outstanding shares, the vote of every Washington Group stockholder is important and we encourage all stockholders to exercise their right to vote,” Hanks said.
Washington Group recommends that all of its stockholders vote “FOR” the proposed merger with URS, consistent with the recommendations of Washington Group’s Board of Directors.
Stockholders who have questions about the merger or need assistance in submitting their proxies or voting their shares should contact Washington Group’s proxy solicitor, MacKenzie Partners, Inc., by calling 800-322-2885 (toll-free) or 212-929-5500 (collect) or via e-mail to proxy@mackenziepartners.com.
Washington Group International (NYSE: WNG) provides the talent, innovation, and proven performance to deliver integrated engineering, construction, and management solutions for businesses and governments worldwide.  Headquartered in Boise, Idaho, with approximately $4 billion in annual revenue, the company has approximately 25,000 people at work around the world providing solutions in power, environmental management, defense, oil and gas processing, mining, industrial facilities, transportation and water resources. For more information, visit www.wgint.com.
*Permission to use quotations from the Glass Lewis report was neither sought nor obtained.

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof. Each forward-looking statement, including, without limitation, any financial guidance, speaks only as of the date on which it is made, and Washington Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. The forward-looking statements are necessarily based on assumptions and estimates of management and are inherently subject to various risks and uncertainties. Actual results may vary materially as a result of changes or developments in social, economic, business, market, legal, and regulatory circumstances or conditions, both domestically and globally, as well as due to actions by customers, clients, suppliers, business partners, or government bodies. Performance is subject to numerous factors, including demand for new power generation and for modification of existing power facilities, public sector funding, demand for extractive resources, capital spending plans of customers, and spending levels and priorities of the U.S., state and other governments. Results may also vary as a result of difficulties or delays experienced in the execution of contracts or implementation of strategic initiatives. Results may also be impacted by costs relating to the proposed merger transaction with URS Corporation and the timing of such merger transaction if it is approved by both companies’ stockholders. For additional risks and uncertainties impacting the forward-looking statements contained in this news release, please see "Note Regarding Forward-Looking Information" and "Item 1A. Risk Factors" in Washington Group's annual report on Form 10-K for fiscal year 2006.

Additional Information and Where to Find It
In connection with the proposed transaction, URS and Washington Group International filed a definitive joint proxy statement/prospectus and other materials with the Securities and Exchange Commission (the “SEC”), and URS filed a registration statement on Form S-4. Investors and security holders are urged to read the definitive joint proxy statement/prospectus, the registration statement on Form S-4 and the other materials filed with the SEC as they contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Investors and security holders may obtain free copies of the documents filed with the SEC by Washington Group by contacting Washington Group Investor Relations at 866-964-4636. In addition, you may also find information about the merger transaction at www.urs-wng.com. URS, Washington Group and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of URS and Washington Group in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in definitive joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of URS is also included in URS’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007. Additional information regarding the directors and executive officers of Washington Group is also included in Washington Group’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2007, as amended. These documents are available free of charge at the SEC’s Web site at www.sec.gov and from Investor Relations at URS and Washington Group as described above.

CONTACT:
Investors:
Washington Group International: George H. Juetten, 208-386-5698
or
MacKenzie Partners, Inc.: Daniel H. Burch or Larry Dennedy, 212-929-5239

Media:
Washington Group International: Laurie Spiegelberg, 208-386-5255
or
Kekst & Co.: Adam Weiner, 212-521-4800